Exhibit 10.33

                               CREDIT AGREEMENT


                                    dated


                              December 19, 1996


                                   between


                      RESOURCE COMMERCIAL MORTGAGES, INC.,
                         TUNLAW ASSOCIATES I, L.P. and
                           TUNLAW ASSOCIATES II, L.P.

                           Collectively, the Borrower


                                      and


                        LEHMAN BROTHERS HOLDINGS INC.,
                       doing business as Lehman Capital,
                  a division of Lehman Brothers Holdings Inc.

                                     Lender


                               TABLE OF CONTENTS

                                                             Page
                                                             ----
Article 1   Definitions. . . . . . . . . . . . . . . . . . . .  1
     Section 1.1  Definitions. . . . . . . . . . . . . . . . .  1
     Section 1.2  Gender, etc. . . . . . . . . . . . . . . . . 12
     Section 1.3  Accounting Terms and Determinations. . . . . 12
     Section 1.4  Other Defined Terms. . . . . . . . . . . . . 12

Article 2   The Loans. . . . . . . . . . . . . . . . . . . . . 13
     Section 2.1  Commitment . . . . . . . . . . . . . . . . . 13

Article 3   The Note . . . . . . . . . . . . . . . . . . . . . 13
     Section 3.1  Note . . . . . . . . . . . . . . . . . . . . 13
     Section 3.2  Lost or Destroyed Note . . . . . . . . . . . 13

Article 4   Existing Mortgages/Debt Service Payment
            Pursuant to Existing Debt Instruments. . . . . . . 14
     Section 4.1  Existing Mortgages . . . . . . . . . . . . . 14
     Section 4.2  Notices. . . . . . . . . . . . . . . . . . . 14

Article 5   Interest Rates . . . . . . . . . . . . . . . . . . 14
     Section 5.1  Interest . . . . . . . . . . . . . . . . . . 14

Article 6   Payments and Prepayments . . . . . . . . . . . . . 15
     Section 6.1  Type and Place of Payment. . . . . . . . . . 15
     Section 6.2  Optional Prepayments . . . . . . . . . . . . 15
     Section 6.3  Net Cash Flow Prepayments. . . . . . . . . . 15

Article 7   Additional Provisions Relating to Loan . . . . . . 15
     Section 7.1  Indemnity. . . . . . . . . . . . . . . . . . 15
     Section 7.2  Survival . . . . . . . . . . . . . . . . . . 16

Article 8   Representations and Warranties . . . . . . . . . . 16
     Section 8.1  Authority. . . . . . . . . . . . . . . . . . 16
     Section 8.2  Litigation . . . . . . . . . . . . . . . . . 18
     Section 8.3  Indebtedness . . . . . . . . . . . . . . . . 18
     Section 8.4  No Assignment. . . . . . . . . . . . . . . . 18
     Section 8.5  Shareholders . . . . . . . . . . . . . . . . 18
     Section 8.6  Organizational Documents . . . . . . . . . . 18
     Section 8.7  Agreements Relating to the Premises. . . . . 18
     Section 8.8  Shareholder Interests. . . . . . . . . . . . 19
     Section 8.9  No Burdensome Restrictions . . . . . . . . . 19
     Section 8.10  Taxes . . . . . . . . . . . . . . . . . . . 19
     Section 8.11  ERISA . . . . . . . . . . . . . . . . . . . 19
     Section 8.12  Collective Bargaining Agreements. . . . . . 19
     Section 8.13  Judgments/Bankruptcy. . . . . . . . . . . . 20
     Section 8.14  The Leases. . . . . . . . . . . . . . . . . 20
     Section 8.15  Permits . . . . . . . . . . . . . . . . . . 20
     Section 8.16  Documents . . . . . . . . . . . . . . . . . 20
     Section 8.17  Due Diligence Reports . . . . . . . . . . . 21
     Section 8.18  Federal Regulations . . . . . . . . . . . . 21


Article 9   Affirmative Covenants. . . . . . . . . . . . . . . 21
     Section 9.1   Financial Statements and Reports. . . . . . 21
     Section 9.2   Discussion and Further Financial
       Information . . . . . . . . . . . . . . . . 22
     Section 9.3   Maintenance of Records. . . . . . . . . . . 22
     Section 9.4   Preservation of Assets. . . . . . . . . . . 22
     Section 9.5   Taxes and Claims. . . . . . . . . . . . . . 22
     Section 9.6   Utilities; Compliance with Applicable
                   Laws  . . . . . . . . . . . . . . . . . . . 23
     Section 9.7   Litigation. . . . . . . . . . . . . . . . . 23
     Section 9.8   Insurance . . . . . . . . . . . . . . . . . 23
     Section 9.9   Environmental Compliance. . . . . . . . . . 24
     Section 9.10  Compliance with Contractual Obligations . . 24
     Section 9.11  Notices . . . . . . . . . . . . . . . . . . 24
     Section 9.12  Management Control. . . . . . . . . . . . . 25
     Section 9.13  Tenant Estoppel Certificates. . . . . . . . 25
     Section 9.14  Physical Condition of the Premises. . . . . 25
     Section 9.15  Intentionally Omitted . . . . . . . . . . . 26
     Section 9.16  Intentionally Omitted.. . . . . . . . . . . 26
     Section 9.17  Insurance Coverage. . . . . . . . . . . . . 26
     Section 9.18  Rents.. . . . . . . . . . . . . . . . . . . 26
     Section 9.19  Leases. . . . . . . . . . . . . . . . . . . 26
     Section 9.20  Inspections.. . . . . . . . . . . . . . . . 26
     Section 9.21  Borrower as Owner.. . . . . . . . . . . . . 26


Article 10   Negative Covenants. . . . . . . . . . . . . . . . 27
     Section 10.1   Same Line of Business. . . . . . . . . . . 27
     Section 10.2   Merger and Consolidation . . . . . . . . . 27
     Section 10.3   Corporation. . . . . . . . . . . . . . . . 27
     Section 10.4   Transactions with Affiliates . . . . . . . 27
     Section 10.5   Sale of Assets . . . . . . . . . . . . . . 28
     Section 10.6   Debt . . . . . . . . . . . . . . . . . . . 28
     Section 10.7   Liens. . . . . . . . . . . . . . . . . . . 28
     Section 10.8   No Assignment. . . . . . . . . . . . . . . 28
     Section 10.9   Compliance with ERISA. . . . . . . . . . . 29
     Section 10.10  No Amendments/Termination. . . . . . . . . 29
     Section 10.11  Intentionally Omitted. . . . . . . . . . . 29
     Section 10.12  Tenant Improvements. . . . . . . . . . . . 29


Article 11   Conditions Precedent. . . . . . . . . . . . . . . 29
     Section 11.1  Conditions Precedent to Purchase Loan . . . 29
     Section 11.2  Conditions to the Loan. . . . . . . . . . . 32


Article 12   Events of Default . . . . . . . . . . . . . . . . 32
     Section 12.1  Events of Default.. . . . . . . . . . . . . 32


Article 13   Miscellaneous 35 . . . . . . . . . . . . . . . . .35
     Section 13.1  Successors and Assigns. . . . . . . . . . . 35
     Section 13.2  Notices . . . . . . . . . . . . . . . . . . 36
     Section 13.3  Amendment and Waiver. . . . . . . . . . . . 37
     Section 13.4  Execution in Counterparts . . . . . . . . . 37
     Section 13.5  Costs, Expenses, etc. . . . . . . . . . . . 37
     Section 13.6  Commitment Letter . . . . . . . . . . . . . 38
     Section 13.7  Usury Laws. . . . . . . . . . . . . . . . . 38
     Section 13.8  Indemnity for Transfer and Gains
                   Taxes/Other Liabilities . . . . . . . . . . 38
     Section 13.9  Limited Liability . . . . . . . . . . . . . 39
     Section 13.10 Intentionally Omitted.  . . . . . . . . . . 40
     Section 13.11 No Reliance.. . . . . . . . . . . . . . . . 40
     Section 13.12 Headings; Table of Contents.. . . . . . . . 40
     Section 13.13 Severability. . . . . . . . . . . . . . . . 40
     Section 13.14 Law Governing . . . . . . . . . . . . . . . 40
     Section 13.15 Consent to Jurisdiction . . . . . . . . . . 40
     Section 13.16 Waiver of Jury Trial. . . . . . . . . . . . 41
     Section 13.17 Joint and Several Liability . . . . . . . . 41
     Section 13.18 Securitization. . . . . . . . . . . . . . . 41


EXHIBITS

Exhibit A      Form of Note
Exhibit B      Collateral Assignment
Exhibit C      Guarantee
Exhibit D      Mortgage
Exhibit E      Permitted Encumbrances
Exhibit F      [Intentionally Omitted]
Exhibit G      Existing Debt Instruments and
               Other Documents
Exhibit H      Assignment of Rents
Exhibit I      Environmental Indemnity
Exhibit J      Estoppel Certificate
Exhibit K      Intentionally Omitted
Exhibit L      Auction Lease Assignment
Exhibit M      Auction Mortgage Assignment
Exhibit N      Power of Attorney
Exhibit O      Lockbox Agreement

Schedules
---------
Schedule I     Existing Mortgages
Schedule II    Material Agreements
Schedule III   Violations



                                CREDIT AGREEMENT


          This CREDIT AGREEMENT, dated as of December 19, 1996 between RESOURCE COMMERCIAL MORTGAGES, INC. ("RCMI") a Delaware corporation, TUNLAW ASSOCIATES
I, L.P., a Pennsylvania limited partnership ("Tunlaw I") and TUNLAW ASSOCIATES II, L.P., a Pennsylvania limited partnership ("Tunlaw II") (RCMI, RP28 and RP29, individually and collectively referred to herein as the "Borrower") each having an office at 1521 Locust Street, Philadelphia, Pennsylvania 19102 and LEHMAN BROTHERS HOLDINGS INC., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation (the "Lender") with an office at 3 World Financial Center, New York, New York 10285.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, pursuant to a Purchase and Sale Agreement ("Purchase Agreement") dated as of November 6, 1996 by and among RCMI, Resources Properties XXVIII ("RP28") and Resources Properties XXIX ("RP29") (collectively as buyer), ALI Inc., ("ALI"), Walnut I Inc. and Walnut II Inc. (Walnut I Inc. and Walnut
II Inc., collectively "Walnut") ("Walnut" and "ALI", collectively the "Seller"), the Seller agreed to sell and assign the Partnership Interests, the Existing Debt and the Existing Debt Instruments to the Borrower; and

          WHEREAS, the Borrower has requested that Lender fund a portion of the purchase price to be paid by the Borrower under the Purchase Agreement; and

          WHEREAS, Lender has agreed to fund a portion of the purchase price pursuant to the terms of this Credit Agreement.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  Article 1
                                 Definitions
                                 -----------

          Section 1.1 DEFINITIONS. Capitalized terms used herein shall have the meanings set forth in this Credit Agreement and the following terms, as used herein, shall have the following meanings:

          "Affiliate" shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, the power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Air Rights Parcel" shall have the meaning ascribed thereto in the Collateral Assignment.

          "Assignment of Rents" shall mean the Assignment of Rents and Leases in the form of EXHIBIT H hereto to be executed and delivered by the RCMI and recorded when required or permitted by the Loan Documents.

          "Auction Lease Assignment" shall mean the Assignment of Sublessor's Interest in Sublease in the form annexed hereto as EXHIBIT L to be executed and delivered by RCMI when permitted or required by the Collateral Assignment.

          "Auction Mortgage Assignment" shall mean the Assignment of Mortgagee's Interests in the form annexed hereto as EXHIBIT M to be delivered by RCMI and recorded when permitted or required by the Collateral Assignment.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York are authorized or required to be closed.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Assignment" shall mean the Collateral Assignment of Loan Documents in the form of EXHIBIT B hereto, to be executed and delivered by RCMI to the Lender.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect, directly or indirectly, guaranteeing payment or collection of any indebtedness, lease, dividend or other obligation (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or to permit the primary obligor to meet financial covenants,
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Lender in good faith.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Default" shall mean any event or condition which with a giving of notice and/or passage of time shall become an Event of Default.

          "Designated Affiliate" shall mean any directly or indirectly wholly-owned subsidiary, branch or agency of Lender.

          "Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "Easements and Appurtenances" shall having the meaning ascribed thereto in the Collateral Assignment.

          "Environmental Indemnity" shall mean the Environmental
Representations, Covenants and Indemnity in the form of EXHIBIT I hereto.

          "Environmental Liabilities" shall mean any and all claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' and reasonable consultants' fees and disbursements, remedial investigation and feasibility study costs, clean-up costs and other response costs under the Environmental and Safety Laws, currently in existence or which may be enacted in the future, laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal or release of any Hazardous Materials which are on, from or which affect the Premises or any part thereof, including, without limitation, soil, water, vegetation, buildings, equipment, personal property, or which affect Persons, animals or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials or damage to wetlands whether or not relating to Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order or directive relating to such Hazardous Materials; and/or (iv) any violation of any Requirement of Law or requirements or demands of any Governmental Authority, which are based upon or in any way related to such Hazardous Materials and which are paid or incurred by the Lender or any other Indemnified Party.

          "Environmental and Safety Laws" shall mean all Requirements of Law relating to the environment and workplace safety including, without limitation, the Clean Air Act ("CAA"), the Clean Water Act ("CWA"), the Toxic Substances Control Act ("TSCA"), the Hazardous Materials Transportation Act ("HMTA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as modified by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), the Noise Control Act ("NCA"), the Occupational Health and Safety Act ("OSHA"), the Safe Drinking Water Act and the Federal Insecticide, Fungicide and Rodenticide Act, as any such Requirements of Laws may be amended, supplemented or otherwise modified from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower would be deemed to be a single employer under Section 414 of the Code.

           "Estoppel Certificate" shall mean (x) an Estoppel Certificate in substantially the form of EXHIBIT J hereto or (y) if a tenant under a Major Lease has its own form of estoppel certificate which it uses in the ordinary course for such purposes, such tenant's form of estoppel certificate; in each case as the same may be amended, supplemented or otherwise modified from time to time.

          "Event of Default" shall mean any one or more of the events set forth in Section 12.1 hereof.

          "Existing Debt" shall mean the indebtedness of Mutual Associates and/or Walnut Associates evidenced by the Existing Notes together with all accrued and unpaid interest thereon and other amounts payable with respect thereto.

          "Existing Debt Instruments" shall mean, collectively, the Existing Mortgages, Existing Notes, and any other agreements or instruments delivered in connection with or pursuant thereto as any of such mortgages, notes, agreements or instruments may be amended, modified or supplemented from time to time.

          "Existing Mortgages" shall mean, collectively the mortgages described in the SCHEDULE "I" attached hereto, each, an "Existing Mortgage" as the same may be amended, modified or supplemented from time to time.

          "Existing Notes" shall mean collectively, the promissory notes secured by the Existing Mortgages and each, an "Existing Note" as the same may be amended, modified or supplemented from time to time.

          "Final Date" shall mean the earlier of (i) January 1, 1999 or (ii) the day on which any Person redeems the Premises following the foreclosure sale of an Existing Mortgage.

          "GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 9.1(a).

          "Governmental Authority" shall mean any sovereign state or nation or government, any state or district or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean a guarantee in the form of EXHIBIT C hereto, to be delivered by the Guarantor to the Lender.

          "Guarantor" shall mean Resource Properties, Inc., a Delaware corporation.

          "Hazardous Materials" shall mean, without limitation, any flammable material, explosives, radioactive materials, gasoline, petroleum products, asbestos, urea formaldehyde, polychlorinated biphenyls, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as defined in the Environmental and Safety Laws.

          "Improvements" shall have the meaning ascribed thereto in the Collateral Assignment.

          "Indemnified Party" shall mean the Lender, each Designated Affiliate and each of their respective successors, assigns, officers, directors, agents and employees.

          "Indemnified Liabilities" shall have the meaning ascribed thereto in
Section 13.8(b).

          "Interest Payment Date" shall mean the first day of each calendar month commencing February 1, 1997 and the Final Date or such earlier date on which demand for payment is made by the Lender in accordance herewith.

          "Land" shall have the meaning ascribed thereto in the Collateral Assignment.

          "Leases" shall mean all leases and other agreements now in effect or hereafter made affecting the use, enjoyment or occupancy of all or any part of the Air Rights Parcel, the Land, Improvements or Easements and Appurtenances, together with all extensions, renewals and/or modifications of, and substitutions for, the same.

          "LIBOR" shall mean for any date the rate quoted in the most recent issue of THE WALL STREET JOURNAL as the one month London Interbank Offered Rate in its "Money Rate" column, or if such newspaper ceases to publish such rate, such other public source of LIBOR Rate quotes as the Lender shall select in its reasonable judgment.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease, and the filing of any UCC financing statement (but only to the extent any such financing statement purports to record the grant of a security interest and not including any financing statements filed for notice purposes only) under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.)

          "Loan" shall mean the indebtedness evidenced by the Note and secured by the Loan Documents.

          "Loan Documents" shall mean, collectively, the Credit Agreement, the Note, the Security Instruments, the Guaranty, the Lockbox Agreement, the Power of Attorney, the Stock Pledge Agreement and all other documents, instruments and agreements delivered in connection herewith and therewith, as the same may from time to time be amended, modified, supplemented or restated.

          "Loan Servicer" shall mean Equitable Real Estate Investment Management Inc. or such other Loan Servicer as Lender may select to service the Loan.

          "Lockbox Agreement" shall mean the Lockbox, Pledge and Security Agreement in the form annexed hereto as EXHIBIT O to be executed and delivered by the Borrower to the Lender.

          "Major Lease" shall mean a lease or leases of more than 5,000 square feet of space in any portion of the Premises to any Person and/or such Person's Affiliate(s) and whether or not such space is contiguous.

          "Management Change Date" shall mean, with respect to each portion of the Premises, the date the Borrower or its Affiliate takes title to the Premises or exercise Management Control.

          "Management Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction, through contract or otherwise, of the operation of any portion of the Premises, including, without limitation, the discretion to, with respect to the Premises or any portion thereof, (a) employ, pay, supervise and discharge employees and personnel; (b) supervise and maintain books and records; (c) negotiate and enter into Leases, subleases and licenses; (d) make or cause necessary repairs or replacements; (e) negotiate and enter into service contracts; (f) pay and discharge in the ordinary course costs and expenses incident to the operation of the Premises; and (g) collect Rents; provided, however, that when used in the definition of Management Change Date, Management Control shall not be deemed to exist unless the Borrower has each of the powers set forth in clauses (a) through (g) above (whether exercised directly or indirectly through delegation or a management or other agreement).

          "Mortgage" shall mean the Mortgage, Assignment of Rents and Security Agreement substantially in the form of EXHIBIT D hereto to be executed and delivered by RCMI and recorded when required or permitted by the Loan Documents.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Mutual Associate" shall mean Mutual Associates LTD., a Pennsylvania Limited Partnership with an address at 1845 Walnut Street, Philadelphia, Pennsylvania 19103.

          "Net Cash Flow" for a given month shall mean the Revenues for such month minus the Operating Expenses for such month.

          "Note" shall mean the secured note in the form of EXHIBIT A hereto to be executed and delivered by the Borrower to the Lender.

          "Obligations" shall mean all of the obligations (monetary or otherwise) of the Borrower to the Lender arising under or in connection with the Loan Documents (whether denominated as principal, interest, fees or otherwise), including, without limitation, the Borrower's obligations under the Note.

          "Operating Expenses" for a given month shall mean (x) prior to a Management Change Date, all amounts paid by the Borrower as protective advances to preserve its rights under the Existing Mortgages and repayment of which is secured by the lien of the Existing Mortgages and all required interest payments on the Loan which are actually made by the Borrower and (y) after a Management Change Date, the amount of all expenses paid during such month by the Borrower in respect of the ownership, repair, maintenance and operation of the Premises, determined on a cash basis, including, without limitation and without duplication, (a) payroll expenses and taxes, (b) prorated real estate taxes, (c) insurance premiums, (d) water, sewer and utility charges, (e) cost of leasing or purchase of equipment (exclusive of costs which are excluded as capital improvements under subparagraph "(4)", below), (f) reasonable management fees,
(g) costs of repairs and maintenance, (h) leasing expenses, (i) charges under cleaning, security and other service contracts, (k) license and permit fees, (l) cost of supplies, and (n) scheduled payments of interest on the Note provided, however, that Operating Expenses shall not include (1) expenses paid for repairing damage to the Premises to the extent of insurance proceeds actually received or receivable by the Borrower in connection with such damage; (2) depreciation, (3) interest on or amortization of indebtedness owed by the Borrower with respect to indebtedness other than the Note; (4) the cost of capital improvements, and (5) the cost to remove, encapsulate or otherwise remediate asbestos, asbestos-containing materials and lead paint at any portion of the Premises.

          "Operating Statement" shall mean a monthly statement for the Premises, which statement shall include, without limitation, (i) a Rent Roll which includes tenancy arrearages; (ii) a statement of income and expenses on an accrual basis for the Premises for the most recently ended fiscal year of the Borrower; (iii) a cash budget for the fiscal period in which such Operating Statement is delivered; (iv) copies of all new Leases and any modifications to any existing Leases with respect to all or any part of the Improvements certified by the Borrower as true, complete, and correct; and (v) such other information about the operation of the Premises as the Lender may reasonably request. Prior to a Management Change Date, all information in each Operating Statement shall be to the best of Borrower's knowledge and, after a Management Change Date, shall be certified as true and correct without qualification.

          "Owner" shall mean each Person which has legal or beneficial title to any portion of the Premises.

          "Partnership Interests" shall mean the general partnership interest in Mutual Associates owned by Walnut II Inc. and the limited partnership interest in Walnut Associates owned by Walnut I Inc.

          "Payment Office" shall have the meaning ascribed thereto in Section
6.1.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor to PBGC.

          "Permitted Encumbrances" shall mean those outstanding liens, easements, restrictions, security interests and other matters affecting the Premises identified on EXHIBIT E.

          "Person" shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

          "Plan" shall mean any employee benefit plan which is subject to ERISA and which covers the employees or former employees of the Borrower or an ERISA Affiliate, or under which the Borrower or an ERISA Affiliate has any obligations or liability, or under which the Borrower or an ERISA Affiliate has made contributions within the preceding five years.

          "Power of Attorney" shall mean the power of attorney annexed hereto in the form of EXHIBIT N to be delivered by the Borrower.

          "Premises" shall have the meaning ascribed thereto in the Collateral Assignment.

          "Purchase Loan" has the meaning ascribed thereto in Section 2.1.

          "Recourse Event" shall mean the occurrence of any of the following:
(i) if the Borrower or any Guarantor commences a case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its his debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor shall make a general assignment for the benefit of its creditors; (ii) if Borrower or Guarantor has filed against it an involuntary petition (an "Involuntary Petition") for bankruptcy protection under the United States Bankruptcy Code or involuntary becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other Federal or State law affecting debtor and creditor rights and, in the event of an Involuntary Petition (except if such Involuntary Petition is brought by Lender), such Involuntary Petition is not discharged within 90 days of filing; (iii) any sale, assignment, transfer or other disposition of all or any interest in the Existing debt, the Existing Debt Instruments, the Loan, the Loan Documents or any direct or indirect ownership interest in Borrower, including, without limitation, any transfer of a shareholder interest without Lender's prior written consent; (iv) if the Borrower or any Guarantor contests the validity or enforceability of this Credit Agreement, the Note or any of the Security Instruments or Loan Documents (including, without limitation, the Guaranty provided, however, nothing herein shall preclude Borrower or Guarantor from challenging the wrongful acts of Lender or enforcing their respective rights under the Loan Documents); (v) any amendment or modification of or supplement to any of the Existing Debt Instruments or any waiver of the terms thereof (or any agreement to forbear from exercising any rights thereunder shall be given) shall be entered into voluntarily by the Borrower or become effective with Borrower's consent without Lender's prior written consent in each instance;
(vi) Borrower, any Guarantor or any of their Affiliates (except with respect to wrongful acts of Lender or enforcing their respective rights under the Loan Documents) or any third party impairs Lender's rights under the Collateral Assignment, Stock Pledge Agreement or any other Security Instrument or the enforceability thereof or contests or challenges the validity of, or hinders Lender's rights or remedies under any of the Loan Documents or Existing Debt Instruments; (vii) Borrower shall fail, in any foreclosure proceeding/sale relating to the Premises, to bid in the outstanding principal amount of the Existing Notes and other amounts payable with respect thereto as required by
Section 3(b) of the Collateral Assignment; (viii) Borrower or any Guarantor or any of their Affiliates takes title to the Premises or any part thereof and fails to simultaneously mortgage such property to Lender as required by the Credit Agreement or any other Loan Documents; (ix) Borrower, Guarantor or any of their Affiliates fails to pay over to the Lender all proceeds of any foreclosure or sale of the Premises as required by any of the Loan Documents (the foregoing shall not be construed as a consent to any sale or other action otherwise prohibited by the terms of any of the Loan Documents); (x) Borrower shall interfere with on-site inspections or fail to deliver financial information as required by the Loan Documents; (xi) any financial information concerning the Borrower or any Guarantor is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of the Borrower or any Guarantor; (xii) Borrower shall fail to obtain Lender's prior written consent to any subordinate financing; or (xiii) Borrower or Guarantor commits, or it becomes known that either one of them has committed, intentional willful misconduct, intentional physical waste (excluding normal wear and tear) of the Premises or any intentional misappropriation of funds, including but not limited to the following: (a) retention by Borrower, Guarantor, or any affiliate of rents or other income arising with respect to the Premises or any part thereof, which rents or other income are collected by Borrower, Guarantor or any affiliate or property manager at the direction of the Borrower, Guarantor or any affiliate after the Lender has given notice (in accordance with the Loan Documents) that Borrower is in breach or default under the Loan Documents; (b) the removal or disposition by Borrower, Guarantor any affiliate or any property manager at the direction of the Borrower, Guarantor or any affiliate of any equipment, fixtures or other property from the Premises, in violation of the terms of the Loan Documents or a valid court order; (c) the misapplication by Borrower, Guarantor, or any affiliate of any proceeds in violation of the terms of the Loan Documents under any insurance policies or awards resulting from condemnation or the exercise of the power of eminent domain by reason of damage, loss or destruction of any portion of the Property and the failure to pay any deductible amount (including but not limited to a deductible for windstorm and related events) whether pursuant to any such insurance policies or otherwise. If any of the foregoing events occur, in addition to Guarantor's liability for all sums due and owing on the Note, Guarantor shall be liable for all damages and reasonable attorney's fees incurred by Noteholder resulting from such events, plus interest at the Default Rate (as defined in the Note) on any such sums.

          "Rent Roll" shall mean a rent roll certified by an officer of the Borrower in a form reasonably satisfactory to the Lender as the same may be amended, supplemented or otherwise modified from time to time and which shall be delivered to the Lender at such dates as are required by the terms hereof and which, in each case, shall be dated not more than thirty days before the date of delivery thereof.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, any Environmental and Safety
Law), treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "Revenues" for any month shall mean (x) prior to a Management Change Date, all payments received by or for the Borrower, or subject to application by Borrower pursuant to, the Existing Debt Instruments less all amounts required by the Existing Debt Instruments to be paid over to Mutual Associates or Walnut Associates or any reserve account pursuant to the Existing Debt Instruments and
(y) after a Management Change Date, the gross rental income (including, without limitation, base rentals, revenues from escalations, electric inclusion, tenant service income (to the extent costs of providing such services are included in Operating Expenses)) actually received from tenants in such month pursuant to lease agreements for space in any of the Premises, as well as any payments by any Affiliate of the Borrower to Borrower or any Affiliate of the Borrower under any ground or other lease of, or any concession or similar agreement relating to, any portion of the Premises.

          "Security Instruments" shall mean, collectively, (i) the Collateral Assignment; (ii) the UCC-1 Financing Statements to be delivered by the Borrower to the Lender; (iii) the Assignment of Rents; (iv) the Mortgage; (v) Lockbox Agreement; (vi) Auction Mortgage Assignment; (vii) Auction Lease Assignment;
(viii) the Guarantee and (ix) the Stock Pledge Agreement.

          "Stock Pledge Agreement" shall mean individually and collectively: those certain Partnership Pledge Agreements executed by the parties of Tunlaw Associates I, L.P. and Tunlaw Associates II, L.P. in favor of Lender dated the date hereof.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Walnut Associates" shall mean 1845 Walnut Associates, a Pennsylvania general partnership with an address at 1845 Walnut Street, Philadelphia, Pennsylvania 19103.

          Section 1.2 GENDER, ETC. As used in this Credit Agreement, words in the neuter gender include the masculine and feminine genders, and VICE VERSA, where the context so requires. Words defined in the singular when used in the plural shall have the same meanings ascribed to them.

          Section 1.3 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein all accounting terms shall be construed herein and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles consistently applied. All financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with generally accepted accounting principles consistently applied except as otherwise specified herein.

          Section 1.4 OTHER DEFINED TERMS. Unless otherwise specified, the words "hereof", "herein", and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, all references to any Article or Section without reference to a particular agreement are to an Article or Section of this Credit Agreement, and all references to any schedule, exhibit and the like without reference to a particular agreement are to the schedules and exhibits attached to this Credit Agreement.


                                  Article 2
                                  The Loans
                                  ---------

          Section 2.1 COMMITMENT. (a) Subject to the terms and conditions of this Credit Agreement, the Lender agrees to make a loan (the "Purchase Loan") to the Borrower in an aggregate principal amount not exceeding $13,370,000 and such funds shall be used to fund a portion of the cash purchase price to be paid pursuant to the Purchase Agreement.

               (b) Proceeds of the Loans shall not be used for any purpose or to fund any payment except as provided in this Section 2.1.

               (c) Principal amounts of the Loan which are prepaid or repaid may not be reborrowed.


                                 Article 3
                                 The Note
                                 --------

          Section 3.1  NOTE.

               (a) The principal amount of the Loan shall be evidenced by the Note. The Note shall be dated the date hereof and shall bear interest as provided in Section 5.1 hereof.

               (b) The then outstanding principal amount of the Loan evidenced by the Note shall be repaid in full on the Final Date.

               (c) The Lender shall, and is hereby authorized by the Borrower to, endorse on any schedule forming a part of a Note, appropriate notations evidencing the outstanding principal amount of the Loan, the date and amount of each payment or prepayment of principal made by the Borrower with respect thereto, and the interest rate and the amount and the date to which interest has been paid thereon. No failure to make or error in making any such notation shall affect the obligations of the Borrower hereunder or under the Note to pay the Obligations, which obligation to pay is absolute and unconditional.

          Section 3.2 LOST OR DESTROYED NOTE. Upon the receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, and in the case of any loss, theft or destruction upon delivery to the Borrower of a bond or indemnity or in the case any such mutilation of a note, upon surrender to the Borrower of such note, the Borrower will issue a new note, of like tenor and principal amount and dated as of the date to which interest has been paid on the note so lost, stolen, destroyed or mutilated, in lieu of or in exchange for such lost, stolen, destroyed or mutilated note, but representing the same indebtedness evidenced by the lost, stolen, destroyed or mutilated note.


                                  Article 4
                  Existing Mortgages/Debt Service Payment
                   Pursuant to Existing Debt Instruments
                   -------------------------------------

          Section 4.1 EXISTING MORTGAGES. RCMI shall execute the Lockbox Agreement, which agreement directs RCMI to notify Mutual Associates and Walnut Associates that all required payments under the Existing Debt Instruments shall be made directly into a lockbox account established pursuant to the Lockbox Agreement.

          Section 4.2 NOTICES. The Borrower shall promptly send to Lender's Loan Servicer copies of all notices received by the Borrower from Mutual Associates and/or Walnut Associates, and any successor Owner.


                                   Article 5
                                Interest Rates
                                --------------

          Section 5.1  INTEREST.

               (a) INTEREST RATE. Prior to maturity, the Loan shall bear interest on the unpaid principal balance thereof for each successive thirty day period at a rate per annum (based upon a year of 360 days for the actual number of days elapsed) equal to the greater of (x) LIBOR plus three hundred fifty
(350) basis points and (y) 8.75% per annum.

               (b) DEFAULT RATE. If all or a portion of the principal amount of the Loan, interest accrued thereon or any other Obligations shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such amounts shall bear interest at the rates set forth in the Note.

               (c) INTEREST PAYABLE. Interest shall be payable at the times and in the amounts set forth in the Note, prior to maturity, at maturity, and after maturity, on demand.

               (d) DETERMINATION OF INTEREST. Each determination of an interest rate by the Lender pursuant to any provision of this Credit Agreement or the Note shall be conclusive and binding on the Borrower in the absence of manifest error.


                                  Article 6
                          Payments and Prepayments
                          ------------------------

          Section 6.1  TYPE AND PLACE OF PAYMENT.

          All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without setoff, deduction or counterclaim in Dollars and in immediately available funds on the date due hereunder and shall be made to the Lender to its account at such address as Lender shall give notice of in writing to the Borrower (the "Payment Office"). If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and interest shall accrue for such extension of time) unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          Section 6.2 OPTIONAL PREPAYMENTS. The Borrower may, on any Interest Payment Date, prepay the Loan in whole only (subject to application of Net Cash Flow to reduce principal as set forth herein), without premium or penalty, upon written notice to the Lender by the Borrower of at least 30 days, specifying the date of prepayment. If any such notice is given, the Borrower shall make such prepayment to the Lender at the Payment Office, and the payment amount specified in such notice shall be due and payable on the date specified therein together with accrued and unpaid interest thereon to such date.

          Section 6.3 NET CASH FLOW PREPAYMENTS. Notwithstanding anything to the contrary contained herein, the outstanding principal balance of the Note may be prepaid in part, without premium or penalty, by the application of the remaining Net Cash Flow to principal reduction after Borrower's permitted return on equity in accordance with the following section.

          Section 6.4 NET CASH FLOW APPLICATION. Borrower shall pay to Lender monthly the amount of interest and any other charges then owing on the Note and the Other Loan Document as designated by Lender in a notice or billing to Borrower ("DEBT SERVICE"). If Net Cash Flow shall be insufficient to pay the Debt Service, Borrower shall make payment of any shortfall amount to Lender by payment to Lender on or prior to the date the same is due in accordance with the Note and the other Loan Documents from sources other than the debt service payments made by the Owner. After Debt Service is paid, provided no Event of Default exists under any of the Loan Documents, any Net Cash Flow shall be distributed as follows: (i) $47,750 representing the permitted return on cash invested by Borrower ("Permitted Return") shall be retained by Borrower and (ii) any remaining Net Cash Flow shall be paid to Lender with the Debt Service payment and shall be used by Lender to amortize the Loan. Borrower shall deliver to Lender monthly copies of the checks received from Owner representing payments under the Existing Debt Instruments.


                                   Article 7
                   Additional Provisions Relating to Loan
                   --------------------------------------

          Section 7.1 INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any cost, damage, loss or expense (including, without limitation, reasonable attorneys' fees and disbursements) which the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on the Loan,
(b) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with Section 6.2 of a prepayment of the Loan including, but not limited to, in each case, any loss, cost, damage or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Loan hereunder or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to such costs, losses, damages, and expenses setting forth the calculations therefor, shall be submitted promptly by the Lender to the Borrower and shall be conclusive and binding on the Borrower in the absence of manifest error.

          Section 7.2 SURVIVAL. The covenants set forth in this Article 7 shall survive termination of this Credit Agreement and payment of the Note.


                                  Article 8
                       Representations and Warranties
                       ------------------------------

          To induce the Lender to enter into this Credit Agreement and to extend the Loan to the Borrower as contemplated herein, the Borrower makes the following representations and warranties to the Lender:

          Section 8.1  AUTHORITY.

               (a) RCMI, Tunlaw I and Tunlaw II are each duly organized and validly existing under the laws of the state of organization or incorporation. The Borrower has the power to own and hold the properties it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under the Existing Debt Instruments, the Purchase Agreement, the Stock Pledge Agreement and its Obligations under, this Credit Agreement, the Note, the Security Instruments and the other Loan Documents to which it is a party.

               (b) The execution, delivery and performance by the Borrower of its obligations under this Credit Agreement, the Note, the Security Instruments, the other Loan Documents to which the Borrower is a party and the Stock Pledge Agreement and the performance by the Borrower of its obligations under the Purchase Agreement, Stock Pledge Agreement and Existing Debt Instruments has been authorized by all necessary action (including any necessary vote or consent of the shareholders or partners of Borrower); the Credit Agreement, Note, Security Instruments and the other Loan Documents and the Stock Pledge Agreement have been duly executed and delivered by the Borrower for good and valuable consideration; and the Loan Documents, the Purchase Agreement and the Existing Debt Instruments constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject, in each case, to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, to moratorium laws from time to time in effect and to general principles of equity (regardless of whether such enforceability is considered in an action or proceeding in equity or at law).

               (c) Neither the execution and delivery of this Credit Agreement nor the execution and delivery of the Note, the Security Instruments, the other Loan Documents to which the Borrower is a party or the Stock Pledge Agreement, nor consummation by the Borrower of the transactions herein or therein contemplated, nor compliance by the Borrower with the terms, conditions and provisions of the Existing Debt Instruments, hereof and thereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the respective organizational documents of the Borrower, (ii) any Contractual Obligation to which the Borrower is now a party or the rights under which have been assigned to the Borrower or the obligations under which have been assumed by the Borrower or to which the property of the Borrower is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the properties or assets of the Borrower,
(iii) any judgment or order, writ, injunction, decree or demand of any court, or (iv) any applicable Requirement of Law. Borrower has all necessary licenses, permits and other consents from Governmental Authorities necessary to the performance of the Borrower's Obligations under the Security Instruments, the other Loan Documents and its obligations under the Existing Debt Instruments.

               (d) No action of, or filing with, any public body or Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Credit Agreement, the Note, the Security Instruments, the other Loan Documents, the Purchase Agreement, or the Stock Pledge Agreement except for the recordation of the Security Instruments and the filing of relevant UCC financing statements.

          Section 8.2 LITIGATION. There are no actions, suits or proceedings pending or, to the actual knowledge of the Borrower, threatened by or against or involving the Borrower at law or in equity or before or by any Governmental Authority or before any arbitrator of any kind. To the best knowledge of the Borrower, there is no pending or, to the actual knowledge of the Borrower, threatened, investigation against or involving the Borrower, Mutual Associates and/or Walnut Associates or the Premises, or any part thereof, by or before any Governmental Authority. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority which involves a reasonable possibility of a material adverse change in the financial condition of the Borrower or its ability to perform its Obligations under the Loan Documents or Assignment Agreement or Borrower Assignment.

          Section 8.3 INDEBTEDNESS. The Borrower has no indebtedness for borrowed money or Contingent Obligations except the Obligations.

          Section 8.4 NO ASSIGNMENT. The Borrower has not assigned, pledged, sold, or otherwise disposed of or otherwise encumbered, and has not entered into any agreement purporting, or obligating the Borrower, to assign, pledge, sell or otherwise dispose of its interest in the Premises, any Existing Debt Instrument, the Purchase Agreement, the Partnership Interests, or any part of any thereof or interest therein, or the Leases or any interest in one or more of the Leases except as set forth in the Credit Agreement. No unrecorded assignments, mortgages or other security instruments exist with respect to the Partnership Interests or, to the best knowledge of the Borrower, the Premises, any Existing Debt Instrument, the Purchase Agreement, or the Leases.

          Section 8.5 SHAREHOLDERS. As of the date hereof, the only partners of (i) Tunlaw Associates I, L.P. are: RP28 (general partner) and Resource Properties, Inc. (limited partner), (ii) Tunlaw Associates II, L.P. are: RP29 (general partner) and RPI Partnership (limited partner) and (iii) RP29 are:
RESOURCE PROPERTIES, INC.

          Section 8.6 ORGANIZATIONAL DOCUMENTS. The Borrower has delivered to the Lender certified copies of its articles of incorporation and by-laws together with all amendments thereto up to and including the date hereof.

          Section 8.7 AGREEMENTS RELATING TO THE PREMISES. Except for agreements with any trade creditor entered into in the ordinary course of operating the Premises (or any part thereof) with respect to which, in each case, the agreement by its terms may either be terminated without penalty upon
(i) a transfer of Premises or (ii) the giving of no more than 30 days notice of termination thereof (including any and all renewals thereof and any substitutes therefor), the Existing Debt Instruments, Permitted Encumbrances, Leases and the documents listed on SCHEDULE II hereto constitute, to the best of Borrower's knowledge, all of the material agreements binding on the Borrower, Mutual Associates or Walnut Associates or any of their Affiliates relating to the Premises and there are, to the best of Borrower's knowledge, no amendments or modifications thereof except as set forth on SCHEDULE II.

          Section 8.8 SHAREHOLDER INTERESTS. No Shareholder in either RCMI, RP28 or RP29 and no partner of Tunlaw Associates I, L.P. and Tunlaw Associates II, L.P. has assigned, pledged, sold, or otherwise disposed of or otherwise encumbered, and has not entered into any agreement purporting, or obligating such shareholder or the Borrower, to assign, pledge, sell or otherwise dispose of their shareholder or partnership interest in the Borrower, except that each partner of Tunlaw I and Tunlaw II shareholder of RP28 and RP29 has pledged its partnership interest (the "Pledged Partnership Interest") in the Borrower to Lender.

          Section 8.9 NO BURDENSOME RESTRICTIONS. No agreement containing Contractual Obligations of the Borrower and no Requirement of Law, materially adversely affects the business, operations, property or financial or other condition of the Borrower or the Premises or any part thereof or the ability of the Borrower to perform any of its Obligations under this Credit Agreement, the Note, the other Loan Documents to which it is a party or any of its obligations under any of the Existing Debt Instruments. It is agreed that the existence of the Permitted Encumbrances do not constitute a breach of this representation.

          Section 8.10 TAXES. The Borrower has filed or caused to be filed all tax returns which to the knowledge of the Borrower would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its property by any Governmental Authority; and no tax Liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

          Section 8.11 ERISA. The Borrower has no Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

          Section 8.12  COLLECTIVE BARGAINING AGREEMENTS.

          The Borrower is not a party to any collective bargaining agreements.

          Section 8.13  JUDGMENTS/BANKRUPTCY.

               (a) There are no judgments against the Borrower unsatisfied of record or docketed in any court located in the United States of America and no petition in bankruptcy has ever been filed by or against the Borrower and the Borrower has never made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

               (b) No receiver, conservator, liquidating agent or similar Person has been appointed, nor has anyone sought such a receiver, conservator, liquidating agent or similar Person to be appointed, for all or a substantial portion of the assets of the Borrower.

               (c) The Borrower has not become, and is not presently, financially insolvent nor will the Borrower be made insolvent by virtue of execution of this Credit Agreement, the Note or any of the other Loan Documents, or its obligations under the Purchase Agreement, Stock Pledge Agreement or the Existing Debt Instruments within the meaning of the bankruptcy laws or the insolvency laws of the United States of America or any other jurisdiction. To the actual knowledge of the Borrower, neither Mutual Associates and/or Walnut Associates nor any tenant of the Premises has filed or threatened to file a petition in bankruptcy except as set forth on the Rent Roll.

          Section 8.14 THE LEASES. The Borrower has made a review of each Lease provided to the Borrower by the Seller, which relates to the Premises and, to the best of its knowledge, there are no existing assignments of any Lease or any portion of rents, additional rents, charges, issues or profits due and payable, or to become due and payable, thereunder (the "Rents") which are presently outstanding (other than in the Existing Debt Instruments and Loan Documents).

          Section 8.15 PERMITS. The Borrower has obtained all approvals or licenses required for the performance of its Obligations under the Existing Debt Instruments.

          Section 8.16 DOCUMENTS. The Borrower has delivered to the Lender true and complete copies of each Existing Debt Instrument, and each agreement or instrument executed or to be executed and delivered in conjunction therewith (other than the Loan Documents) and each such agreement is listed on EXHIBIT G hereto.

          Section 8.17  INTENTIONALLY OMITTED.

          Section 8.18  FEDERAL REGULATIONS.

               (a) The Borrower is not an "investment company," or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (b) The Borrower is not a "holding company," or a "subsidiary company of a holding company," or an "affiliate" of either a "holding company" or a "subsidiary company of a holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.


                                   Article 9
                             Affirmative Covenants
                             ---------------------

          From the date of this Credit Agreement and thereafter until all Obligations have been paid in full:

          Section 9.1 FINANCIAL STATEMENTS AND REPORTS. The Borrower will deliver to the Lender:

               (a) as soon as available, but in any event within 60 days after the end of each fiscal year of the Borrower a copy of the balance sheet of the Borrower as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by an officer of the Borrower;

               (b) as soon as available, but in any event not later than 20 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an officer of the Borrower as being fairly stated in all material respects when considered in relation to the financial statements of the Borrower (subject to normal year-end audit adjustments); all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officers, as the case may be, and disclosed therein);

               (c) from time to time, such other information concerning the Borrower as the Lender may reasonably request.

          Section 9.2 DISCUSSION AND FURTHER FINANCIAL INFORMATION. The Borrower will make its financial officers, or other knowledgeable personnel, available to discuss with the Lender, upon not more than two Business Day's prior notice to the Borrower, the affairs, finances and accounts of the Borrower all at such reasonable times and as often as the Lender may reasonably request.

          Section 9.3 MAINTENANCE OF RECORDS. The Borrower will keep, at all times, books of record and account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs, and the Borrower will allow the Lender to inspect and make photocopies of such books of record and account during business hours upon one Business Days' notice by the Lender. The Borrower will provide adequate protection against loss or damage to such books of record and account.

          Section 9.4 PRESERVATION OF ASSETS. The Borrower will keep, or use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) and any subsequent Owner to keep, the Premises in good repair, working order and condition and from time to time, will make or use its best efforts to cause Mutual Associates (in accordance with the Existing Debt Instruments) and/or Walnut Associates, or any subsequent Owner to make, all needed and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto.

          Section 9.5 TAXES AND CLAIMS. The Borrower will pay or use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) and any subsequent Owner to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon Mutual Associates and/or Walnut Associates or such Owner or the Premises or upon Mutual Associates' and/or Walnut Associates' or such Owner's income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto and which, in the case of Mutual Associates and/or Walnut Associates, any subsequent Owner or the Premises could become a Lien on any portion of the Premises; provided that, subject to any more restrictive provisions contained in the Loan Documents, the Borrower shall not be required to pay or cause to be paid any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and for which adequate reserves are being maintained; provided, however, the Borrower shall immediately pay and discharge or cause to be paid and discharged any such contested taxes, assessments and governmental changes or levies upon the commencement of any proceeding to foreclose, sell or otherwise execute on the Lien thereof. The Borrower shall promptly (and in no event later than 90 days after the due date of each installment of property tax) provide the Lender with copies of all receipted tax bills as evidence of property tax payment of such installment made in respect of the Premises.

          Section 9.6 UTILITIES; COMPLIANCE WITH APPLICABLE LAWS. The Borrower shall use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) and any subsequent Owner to cause the Land and the Improvements to be served by adequate storm sewer, sanitary sewer, telephone, gas, electricity and water service and other necessary utility service. The Borrower shall comply and shall use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) and any subsequent Owner to comply with all Requirements of Law affecting the Land and the Improvements, and the use and occupancy thereof. The Borrower shall indemnify and hold the Lender harmless from any damages arising out of the Borrower's or Mutual Associates' and/or Walnut Associates' or such Owner's non-compliance and the Borrower shall or shall use its best efforts to cause Mutual Associates and/or Walnut
Associates (in accordance with the Existing Debt Instruments) or any subsequent Owner to post a bond or otherwise provide all funds necessary to avoid the imposition of a Lien against all or any part of the Premises or any equipment thereon. The Borrower shall permit or shall use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) or any subsequent Owner to permit the Lender to enter upon the Improvements and inspect the Improvements at all reasonable hours and upon reasonable notice (except in case of emergency, in which case such entry and inspection may be had at any time and without notice to the extent permitted by the Existing Debt Instruments) subject to the rights of tenants.

          Section 9.7 LITIGATION. The Borrower will promptly give the Lender notice in writing of all litigation of which it is aware (other than personal injury claims which are adequately insured) and all proceedings of which it is aware before any Governmental Authority or arbitrator affecting any part of the Premises or which singly or in the aggregate involves a claim or claims against the Borrower, Mutual Associates and/or Walnut Associates or any subsequent Owner or any part of the Premises in excess of $25,000 or which seeks injunctive or other equitable relief.

          Section 9.8 INSURANCE. The Borrower shall maintain the insurance coverage as required by the Security Instruments and shall use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) or any subsequent Owner to maintain the insurance coverage required by the Existing Debt Instruments.

          Section 9.9  ENVIRONMENTAL COMPLIANCE.

               (a) The Borrower agrees to exercise any Management Control it may have under the Existing Debt Instruments to, or otherwise use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) or any subsequent Owner to: (x) conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove any Hazardous Materials on, from, or affecting the Premises (i) in accordance with all Requirements of Law, and (ii) in accordance with the orders and directives of all Governmental Authorities having or claiming jurisdiction. The Borrower shall and shall exercise any Management Control it may have under the Existing Debt Instruments to, cause Mutual Associates and/or Walnut Associates or any subsequent Owner to defend, indemnify and hold harmless the Lender and all Indemnified Parties from and against any and all Environmental Liabilities.

               (b) The provisions of this Section 9.9 shall be in addition to any other obligation and liability the Borrower may have to the Lender, and shall survive the transactions contemplated herein, the termination of this Credit Agreement and the repayment of all Obligations. The Borrower shall not cause or permit (or pursuant to its rights under the Existing Debt Instruments, allow Mutual Associates and/or Walnut Associates or any subsequent Owner or any tenant or subtenant to cause or permit) (i) the Premises, or any part thereof, to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, other than substances in insignificant amounts used in the ordinary course of the business of operating a commercial building, or (ii) any violation of the Environmental and Safety Laws.

          Section 9.10 COMPLIANCE WITH CONTRACTUAL OBLIGATIONS. The Borrower will comply with all its Contractual Obligations except to the extent that failure to comply therewith would not, in the aggregate, have a material adverse effect on the Premises or any part thereof or on the business, operations, financial or other condition of the Borrower or on the ability of the Borrower to perform its Obligations under this Credit Agreement, the Note, the other Loan Documents to which it is a party or the Existing Debt Instruments.

          Section 9.11 NOTICES. The Borrower shall promptly give notice to the Lender of:

               (a) any litigation or proceeding affecting the Borrower, Mutual Associates and/or Walnut Associates or any subsequent Owner or the Premises or any part thereof of which the Borrower is aware, which, if adversely determined, would have a material adverse effect on the Premises, or any part thereof, or the business, operations, property or financial or other condition of the Borrower, Mutual Associates and/or Walnut Associates or any subsequent Owner, or which, if adversely determined, would (i) result in a judgment for monetary damages in excess of $25,000 or (ii) if such litigation or proceeding were aggregated with all other litigation or proceedings occurring after the date hereof, result in judgments for monetary damages, in the aggregate, in excess of $25,000 and in addition, will furnish to the Lender within ninety (90) days after the end of each fiscal year of the Borrower a summary of all such litigation;

               (b) any change with respect to the Borrower, Mutual Associates and/or Walnut Associates or any subsequent Owner or the Premises or any part thereof of which the Borrower is aware which change could materially and adversely affect the Premises or any part thereof; and

               (c)  the occurrence of any Event of Default.

          Section 9.12 MANAGEMENT CONTROL. After termination of the Owner's existing management agreement, the Borrower shall not cause or permit any Person to exercise Management Control with respect to the Premises other than the Borrower or any other managing agent reasonably acceptable to the Lender, in each case (a) for management fees reasonably acceptable to the Lender and (b) pursuant to a management agreement which shall provide that the payment of management fees or other amounts to such managing agent shall be subordinate in right of payment to payment of the Obligations and be terminable on not more than 30 days prior notice and otherwise be in form and substance satisfactory to the Lender. In the event a management company, any Affiliate of the Borrower or any other Person becomes a managing agent, Borrower will enter into or cause such managing agent to enter into a lockbox arrangement with respect to the collection of all leases, rents and other proceeds of or relating to the Premises in form and substance satisfactory to the Lender.

          Section 9.13 TENANT ESTOPPEL CERTIFICATES. To the extent Borrower may require delivery of the same pursuant to the Existing Debt Instruments, the Borrower shall (upon the request of the Lender) demand that Mutual Associates and/or Walnut Associates cause each tenant party to each Lease deliver an estoppel certificate in the form of the Estoppel Certificate or other form required by the respective Lease and use reasonable efforts to cause each tenant to deliver same.

          Section 9.14 PHYSICAL CONDITION OF THE PREMISES. The Borrower shall remedy or use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) and any subsequent Owner to remedy all of the violations set forth on Schedule III and relating to any part of the Premises within 180 days from the date hereof. The Borrower further agrees that, promptly after the curing of each violation, the Borrower will diligently and expeditiously cause each such violation to be removed of record.

          Section 9.15  INTENTIONALLY OMITTED.

          Section 9.16  INTENTIONALLY OMITTED.

          Section 9.17 INSURANCE COVERAGE. The Borrower shall cause itself and Lender to be named as loss payees on all insurance policies required to be maintained by Mutual Associates and/or Walnut Associates or any subsequent Owner pursuant to the Existing Debt Instruments (including, without limitation, all business interruption insurance maintained by Mutual Associates and/or Walnut Associates or any subsequent Owner). The Borrower shall maintain, or use its best efforts to cause Mutual Associates and/or Walnut Associates (in accordance with the Existing Debt Instruments) or any subsequent Owner to maintain, all insurance policies required by the Existing Debt Instruments and shall promptly furnish the Lender with true copies of such policies and evidence that all premiums payable with respect thereto have been paid on or before the due date.

          Section 9.18 RENTS. Upon a Management Change Date, the Borrower agrees to join with the Lender in notices to all tenants at the Premises to, effective on the next rent payment date, deposit all rents and sums payable pursuant to such tenant's Leases at the Premises into an account established by the Lender or its servicer (the "Lockbox Account") and Borrower shall pledge such Lockbox Account as additional security for the Loan.

          Section 9.19 LEASES. Upon a Management Change Date, Borrower will cooperate with Lender in obtaining Subordination, Non-Disturbance and Attornment Agreements for the benefit of the Lender from tenants at the Premises.

          Section 9.20 INSPECTIONS. To the extent permitted by the Existing Debt Instruments, the Borrower will permit the Lender's representatives to accompany the Borrower's personnel on any inspection of the Premises or any part thereof.

          Section 9.21 BORROWER AS OWNER. In the event the Borrower becomes an Owner and the Mortgage, Assignment of Rents, Lockbox Agreement and other Loan Documents annexed hereto or to the Collateral Assignment have not otherwise been executed, delivered and recorded pursuant to the Collateral Assignment, Lender shall, and is hereby irrevocably authorized and directed by Borrower to, complete the Mortgage, Assignment of Rents, Lockbox Agreement and other Loan Documents annexed hereto or to the Collateral Assignment by, among other things, dating the same; completing the description of the obligations secured thereby by inserting a sum equal to (i) the then outstanding principal amount of the Note; (ii) execute the same on behalf, and as the attorney in fact, of Borrower and causing the same to be recorded in the appropriate public records. In furtherance of such authorization and direction, Borrower hereby appoints Lender its attorney-in-fact (with full power of substitution) to complete, execute, deliver and record the Mortgage and all UCC-1 Financing Statements and UCC-3 Assignments and other documents contemplated thereby on behalf, and as the act and deed, of Borrower; provided, however, Lender shall send to Borrower a copy of any such document executed with the power of attorney; provided, further, the failure to send such a copy to Borrower shall not result in any liability on the part of the Lender in any manner whatsoever, nor result in any waiver or give rise to any defense to any action taken by Lender pursuant to the terms of the Credit Agreement. Said power of attorney, being coupled with an interest, is irrevocable so long as any portion of the Obligations remain unpaid.


                                  Article 10
                              Negative Covenants
                              ------------------

          From the date of this Credit Agreement and thereafter until all Obligations have been paid in full:

          Section 10.1 SAME LINE OF BUISNESS. The Borrower will not engage in any other business or pursue any activity other than the ownership of the Existing Debt Instruments or Partnership Interests, the enforcement thereof and in the event the Borrower takes title to the Premises, the operation of the Premises and, subject to the provisions of the Security Instruments and other Loan Documents, the assumption of obligations in connection therewith.

          Section 10.2 MERGER AND CONSOLIDATION. Except as otherwise permitted by the Loan Documents, the Borrower will not enter into a transaction for the termination, dissolution or winding up of the Borrower or to consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it.

          Section 10.3 CORPORATION. The Borrower will not amend its articles of incorporation or by-laws or its partnership agreements, respectively, grant any management powers to any shareholder or other partner or permit any Person to become a shareholder or partner of the Borrower without the prior written consent of the Lender, except that (a) each shareholder may, with the prior written consent of the Lender (which shall not be unreasonably withheld), sell, assign or otherwise dispose of his shareholder interest to any of their respective spouses or children or trust for such spouses or children and (b) a limited partner of Tunlaw Associates I, L.P., or Tunlaw Associates II, L.P., may transfer its limited partnership interest, provided in any such case such transferee agrees to be bound by the provisions of this Section 10.3.

          Section 10.4 TRANSACTIONS WITH AFFILIATES. Except as otherwise permitted by this Credit Agreement or the other Loan Documents, the Borrower will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business (including, without limitation, a related management company as contemplated by Section 9.12 pursuant to a management agreement acceptable to the Lender).

          Section 10.5 SALE OF ASSETS. Except as otherwise expressly permitted by the Loan Documents, the Borrower will not sell, transfer or otherwise dispose of the Premises or any part thereof or interest therein or any of its rights under any of the Existing Debt Instruments.

          Section 10.6 DEBT. The Borrower will not incur or permit to exist any indebtedness of the Borrower for borrowed money or any Contingent Obligation other than (i) the Loan and the other Obligations, (ii) any unsecured debt of the Borrower to its Affiliates so long as the proceeds of such indebtedness are used in connection with the Borrower's operation of the Premises, the making of protective advances under, or funding Borrower's obligation, if any, to pay for tenant improvements or other costs under, the Existing Debt Instruments or payment of the Obligations and the repayment of such indebtedness is subordinated, in writing (in form and substance satisfactory to Lender), to the payment in full of the Obligations, or (iii) unsecured trade indebtedness incurred in the normal course of business. Except for protective advances (repayment of which is secured by the Existing Mortgages) and amounts required to be advanced by the Borrower under the Existing Debt Instruments, if any, the Borrower will not permit the principal amount of the Existing Debt to be increased or otherwise modified or amounts repaid in respect of the Existing Debt to be reborrowed.

          Section 10.7 LIENS. The Borrower shall not, through the exercise of Management Control or it rights under any Existing Debt Instrument, create or permit to exist on behalf of Mutual Associates and/or Walnut Associates or any Owner, or permit Mutual Associates and/or Walnut Associates or any Owner to create or permit to exist any Lien or other encumbrance on any portion of the Premises or Improvements except for (i) Liens granted in favor of the Lender pursuant to the Security Instruments, (ii) the Existing Debt Instruments, and
(iii) Permitted Encumbrances.

          Section 10.8 NO ASSIGNMENT. Except for Leases permitted by the Existing Debt Instruments (provided that the Borrower will not consent to the execution of any Major Lease without the Lender's prior written consent which shall not be unreasonably withheld) or the Loan Documents, the Borrower will not, in the exercise of Management Control or its rights under the Existing Debt Instruments, and will not permit Mutual Associates and/or Walnut Associates or any Owner to, sell, assign, transfer or otherwise dispose of or pledge or encumber, nor will Borrower enter into or permit Mutual Associates and/or Walnut Associates or any Owner to enter into any agreement purporting to, or obligating the Borrower or Mutual Associates and/or Walnut Associates or any Owner to, sell, assign, or otherwise dispose of the Leases, or the Rents (as defined in the Security Instruments) or any of their respective rights, title or interest under the Leases, the Rents or in the Premises or any part thereof, except with the Lender's prior written consent.

          Section 10.9 COMPLIANCE WITH ERISA. The Borrower will not, in the exercise of Management Control or its rights under the Existing Debt Instruments, and will not permit Mutual Associates and/or Walnut Associates or any subsequent Owner to, establish any Plan or incur any liabilities with respect to any Plan established by any other Person.

          Section 10.10 NO AMENDMENTS/TERMINATION. The Borrower will not amend, modify or waive performance of any provision of any Existing Debt Instrument or terminate any Existing Debt Instrument or give notice of its intent to do so. The Borrower shall enforce the obligations of each obligor under the Existing Debt Instruments and shall, after a default by Mutual Associates and/or Walnut Associates or any subsequent Owner in the performance of any of Mutual Associates' and/or Walnut Associates' or such Owner's obligations under the Existing Debt Instruments, immediately begin foreclosure and other proceedings as are permitted by law or the Existing Debt Instruments unless the Lender shall consent otherwise in its sole discretion.

          Section 10.11  INTENTIONALLY OMITTED.

          Section 10.12 TENANT IMPROVEMENTS. The Borrower will not agree to fund (or consent to any action by Mutual Associates and/or Walnut Associates or any subsequent Owner which consent will obligate the Borrower to fund) any tenant improvements unless the Lender has given its prior written consent thereto in each case (which consent may be based (among other criteria) upon the Lender's reasonable satisfaction with the proposed work and the Borrower's ability to fund the cost thereof).


                                  Article 11
                            Conditions Precedent
                            --------------------

          Section 11.1 CONDITIONS PREDEDENT TO PURCHASE LOAN. The obligation of the Lender to make the Purchase Loan hereunder is subject to the satisfaction of the following conditions precedent on or before the date hereof:

               (a) The Borrower shall have executed and delivered to the Lender the Note.

               (b) The Lender shall have received duly executed copies of this Credit Agreement, the Security Instruments, and the other Loan Documents and such other documents as the Lender or its counsel may reasonably require.

               (c) The Lender shall have received (i) certified copies of all action taken by the Borrower to authorize the execution, delivery and performance, in accordance with its terms, of the Credit Agreement and the other Loan Documents, the Purchase Agreement, the Stock Pledge Agreement, the Existing Debt Instruments and any other documents required or contemplated hereunder or thereunder; (ii) a certificate of incumbency with respect to the representatives of Borrower authorized and directed to execute and deliver the Loan Documents and the Purchase Agreement; (iii) certified copies of the certificate of incorporation and by-laws of the Borrower, in each case amended to the date hereof together with a list of the members of the Board of Directors and stockholders; and (iv) certificates of good standing for Borrower from the appropriate authority in their jurisdictions of organization.

               (d) The Lender shall have received opinions of counsel for the Borrower and Guarantor, addressing such legal issues concerning the Borrower and Guarantor, the Purchase Agreement, the Loan, the Premises, and the Loan Documents, and the Existing Debt Instruments as the Lender may require, including, without limitation, the organization of the Borrower and Guarantor, due authorization of the execution and delivery of the Purchase Agreement, the Loan Documents, the proper execution and delivery of the Loan Documents, the enforceability of the Loan Documents and such other matters as the Lender may reasonably request.

               (e) The Lender shall have received the Guarantee duly executed by the Guarantor.

               (f) Prior to or concurrently with the execution of this Credit Agreement, the Borrower, at its sole cost and expense, will obtain and deliver to the Lender a title policy issued by an insurer acceptable to the Lender, insuring the Lender's interests under the Loan Documents in a form acceptable to the Lender and containing only such exceptions as shall be consented to by the Lender.

               (g)  [Intentionally Omitted]

               (h) The Lender shall have received evidence satisfactory to it that the Premises are or will be served by adequate storm sewer, sanitary sewer, telephone, gas, electricity and water service and other necessary utility service. The Borrower shall also deliver to the Lender evidence that the Premises are not in a wetlands district and are zoned in a classification which will permit all current and contemplated use of the improvements for all purposes intended. The foregoing evidence may take the form of a certificate of occupancy.

               (i) The Lender shall have received such Uniform Commercial Code, bankruptcy, judgment, federal tax Lien, building code violation and other searches of public records as the Lender may reasonably require with respect to the Premises, Mutual Associates and/or Walnut Associates and the Borrower and the results of such searches shall be satisfactory to Lender.

               (j) The Lender shall have received evidence that none of the Premises is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area. Such evidence may take the form of a certification in satisfactory form contained on a survey of the Premises previously delivered to the Lender.

               (k) The Lender shall have received from the Borrower evidence that the Land and the Improvements are benefited by such easements or other rights and vehicular and pedestrian ingress and egress, the installation and maintenance of utilities, and other site improvements as may be necessary for the operation of the Improvements.

               (l) The Lender shall have received such other materials, documents and papers regarding the Premises, the Borrower, Mutual Associates and/or Walnut Associates or the Loan as the Lender may reasonably require.

               (m) The Borrower shall have paid all costs and expenses incurred to date and required to be paid by it pursuant to Section 13.5 hereof. This condition precedent does not derogate from the Borrower's continuing obligations under Section 13.5 hereof.

               (n) The Lender shall have received copies of valid and binding satisfactions or waivers of any Liens (in recordable form) on the Premises other than Permitted Encumbrances and Existing Mortgages or evidence satisfactory to the Lender that the Borrower has made provision for the payment of the indebtedness secured by such Liens.

               (o) The Lender shall have received all UCC Financing Statements and other evidence of the Liens granted in favor of the Lender pursuant to the Security Instruments.

               (p) The Lender shall have received originals of the currently effective form of all Existing Debt Instruments (with the Existing Notes endorsed to Lender).

               (q) Each condition to the Borrower's obligations under the Purchase Agreement shall have been satisfied and not waived or modified.

               (r)  Intentionally Omitted.

               (s) Lender shall have received evidence satisfactory to it that all notices to Mutual Associates and Walnut Associates contemplated by the Lockbox Agreement have been delivered.

               (t) Notice of the assignment of the Existing Debt Instruments to Borrower shall have been given to Mutual Associates and/or Walnut Associates and each guarantor of the Existing Debt.

               (u)  Intentionally Omitted.

               (v) All documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Lender.

          Section 11.2 CONDITIONS TO THE LOAN. The obligation of the Lender to make the Loan requested to be made on this date is subject to the satisfaction of the following conditions precedent:

               (a) Each of the representations and warranties made by the Borrower or Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects.

               (b) Each of the representations and warranties made by the Borrower in the Purchase Agreement shall be true and correct in all material respects as of the date of the Credit Agreement.


                                  Article 12
                              Events of Default
                              -----------------

          Section 12.1 EVENTS OF DEFAULT. Upon the occurrence of any of the following events:

               (a) the failure of the Borrower to pay when due the principal amount of the Loan or any installment of interest or legal, recording or other fees hereunder or any of the other Loan Documents or any part thereof and any such failure continues for more than 10 days after notice to the Borrower from the Lender; or

               (b) the failure of Borrower to pay when due any costs or other amounts due hereunder other than the amounts set forth in Section 12.1(a) and such default continues for more than 30 days; or

               (c) any representation or warranty made or deemed made by the Borrower herein or which is contained in any other Loan Document or exhibit, schedule, certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (d) The Borrower shall default in the observance or performance of any agreement contained in Sections 10.1, 10.2, 10.3, 10.5, 10.7, 10.8, 10.10
or 10.11 hereof or any other provision hereof or the other Loan Documents if such default constitutes a Recourse Event; or

               (e) the Borrower shall default in the observance or performance of any agreement (other than as set forth in Sections 12.1 (a), (b), (c) and (d) above) contained in this Credit Agreement or any of the other Loan Documents to which such Person is a party and such default continues for more than 30 days; or

               (f) the Borrower shall default in the payment of any indebtedness for borrowed money (other than the Note) or in the payment of any Contingent Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness for borrowed money or Contingent Obligation was created, or a default shall occur in the observance or performance of any other agreement or condition relating to any indebtedness described above in this subsection (f) or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness for borrowed money or beneficiary or beneficiaries of such Contingent Obligation (or a trustee, agent or other Person acting on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness for borrowed money to become due prior to its stated maturity or such Contingent Obligation to become payable; or

               (g) (i) the Borrower or Guarantor shall commence a case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to such Person, or seeking to adjudicate such Person a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such Person or such Person's debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for all or any substantial part of such Person's assets, or the Borrower or Guarantor shall make a general assignment for the benefit of such Person's creditors; or (ii) there shall be commenced against the Borrower or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or
(B) remains undismissed or undischarged for a period of 90 days or (iii) there shall be commenced against the Borrower or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of such Person's assets, as the case may be, which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed pending appeal within 90 days from the entry thereof; or (iv) the Borrower or Guarantor shall take any action in furtherance of, or indicating such Person's consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or Guarantor shall generally not, or shall be unable to, or shall admit in writing such Person's inability to, pay such Person's debts, as the case may be, as they become due; or

               (h) (i) if Borrower or Guarantor or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given and, in the case of the institution of proceedings, the continuance of such proceedings for ten days after commencement thereof, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any one or more of the Owners or Borrower or any ERISA Affiliate incur a partial or complete withdrawal from a Multiemployer Plan or
(vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject Borrower or Guarantor to any tax, penalty or other liabilities in the aggregate, which is material in relation to the business, operations, property or financial or other condition of the Borrower or Guarantor; or

               PER one or more judgments, decrees, arbitration awards or rulings shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000 or more and all such judgments, decrees, awards and rulings shall not have been vacated, paid, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

               (j) the Borrower or Guarantor shall breach any of their respective covenants or agreements contained in the other Loan Documents or Existing Debt Instruments or an Event of Default or similar event occurs under (and as defined in) any of the other Loan Documents; or

               (k)  any Recourse Event occurs; or

               (l) if any of the outstanding stock of Borrower is transferred or sold in violation of this Agreement; or

               (m) if the Borrower shall change the account or depositary established pursuant to Section 11.1(s) without the Lender's prior written consent; or

               (n) if the Certificate of Incorporation or by-laws of the Borrower shall be amended without the Lender's prior written consent;

then, and in any such event, (A) if such event is an Event of Default specified in subsection (g) above, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement, the Note and the other Loan Documents shall immediately become and be due and payable without the giving of any notice of any kind and (B) if such event is any other Event of Default, the Lender may, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Credit Agreement, the Note and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become and be due and payable. Except as expressly provided above in this Article 12, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


                                  Article 13
                                Miscellaneous
                                -------------

          Section 13.1  SUCCESSORS AND ASSIGNS.

               (a) All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Borrower shall survive the issuance and delivery of the Note to the Lender and shall continue in full force and effect so long as the Note is outstanding and unpaid or any amounts due to the Lender under this Credit Agreement or the other Loan Documents have not been paid, and shall bind and inure to the benefit of the successors and permitted assigns of the Borrower, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of the Lender's successors and assigns. Except as set forth in this Credit Agreement, no right or privilege is extended to any third party by the provisions hereof.

               (b) The Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender.

          Section 13.2 NOTICES. Unless otherwise specified herein, all notices, requests, consents, approvals, demands or other communications to or from the parties hereto shall be in writing and shall be delivered by hand or sent by Federal Express or other nationally recognized courier, expenses prepaid or charged to the sender. All such communications shall be deemed delivered when received. Any such notice, request, demand or other communication shall be delivered or addressed as follows: (i) if to the Borrower to it at 1521 Locust Street, Philadelphia, Pennsylvania 19102, Attention: Scott F. Schaeffer, with copies to: (a) Jeffrey F. Brotman, Esq., at Ledgewood Law Firm, 1521 Locust Street, Philadelphia, Pennsylvania 19102, and (b) RESOURCE PROPERTIES, INC., 1521 Locust Street, Philadelphia, Pennsylvania 19102, Attention: Scott F. Schaeffer, (ii) if to the Lender to its office located at 3 World Financial Center, New York, New York 10285, Attn: Ms. Marguerite Brogan, with copies to Equitable Real Estate Investment Management Inc. ("Equitable"), 1735 Market Street, Suite 4200, Philadelphia, Pennsylvania 19103, Attn: Steve Perricone, or at such other address as either party hereto may designate by written notice to the other party hereto. Until receipt of written notice to the Borrower from the Lender confirming the termination of Equitable's authority to act on Lender's behalf, Borrower may rely on all consents, approvals and notices given by Equitable under the Loan Documents in addition to consents, approvals and notices given by the Lender.

          Section 13.3 AMENDMENT AND WAIVER. No provision of this Credit Agreement, the Note, or the other Loan Documents may be waived, changed or modified, or the discharge thereof acknowledged orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought and then such waiver, change, modification or discharge shall be effective only in the specific instance and for the specific purpose for which it was given.

          Section 13.4 EXECUTION IN COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 13.5 COSTS, EXPENSES, ETC. The Borrower agrees to pay upon demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, amendment, proposed amendment, and enforcement of this Credit Agreement, the Note, all other Loan Documents and the other documents to be delivered hereunder or otherwise in connection with the transactions contemplated hereby or thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities hereunder and thereunder and all recording, filing and registration fees, title insurance charges of the title insurer, all appraisal fees, the Lender's costs and fees, survey fees and charges, all insurance premiums and if the Loans, Note or any portion thereof is not paid in full when and as due, all costs and expenses of the Lender (including, without limitation, court costs and reasonable counsels' fees and disbursements) incurred in attempting to enforce payment of the Loans and all costs and expenses of the Lender incurred (including, without limitation, court costs and reasonable counsels' fees and disbursements) in attempting to realize on any security (including, without limitation, the Collateral Assignment) or incurred in connection with the sale or disposition (or preparation for sale or disposition) of any security; provided, however, the Borrower is not liable for Seller's costs or expenses in connection with the sale of the Existing Debt Instruments to the Purchaser. The Borrower agrees to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify and hold the Lender harmless against all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and court costs) arising out of or relating to any claim by any broker, finder or similar person. The Borrower agrees that all of its Obligations under this Section 13.5 shall survive the termination of this Credit Agreement and the other Loan Documents and the repayment of the Obligations.

          Section 13.6 COMMITMENT LETTER. This Credit Agreement supersedes any term sheet delivered to the Borrower or any Person acting on behalf of the Borrower and any such term sheet is hereby merged into this Credit Agreement.

          Section 13.7 USURY LAWS. This Credit Agreement and the other Loan Documents are each subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the principal balance due under any of the Loan Documents at a rate which could subject the obligee under any Loan Documents to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by the law of the jurisdiction stated to govern such Contractual Obligation to contract or agree to pay. If by the terms of this Credit Agreement or any of the Loan Documents, the Borrower is at any time required or obligated to pay interest on any amounts due on any of the Loan Documents at a rate in excess of such maximum rate, the rate of interest under such Loan Document shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate (provided, however, that the total amount of such interest shall be amortized, prorated and allocated over the period commencing from the date hereof until payment in full of all of the Obligations). Notwithstanding the foregoing, it is agreed the fees and interest to be paid pursuant hereto were set with reference to New York General Obligations Law
Section 5-501.6.b.

          Section 13.8  INDEMNITY FOR TRANSFER TAXES/OTHER LIABILITIES.

               (a) In the event any real property transfer tax ("RPT Tax"), any transfer tax ("Transfer Tax") or any similar or successor tax is assessed against the Lender or any part of the Premises as a result of (x) the consummation of the transactions contemplated hereunder and under the other Loan Documents (including, without limitation, the Security Instruments) or (y) the exercise by the Lender of any of its rights, powers or remedies under this Credit Agreement, the Security Instruments or any of the other Loan Documents, the Borrower shall be liable to pay such assessments and shall indemnify, defend and hold the Lender harmless from and against any and all RPT Tax and Transfer Tax or any similar or successor tax levied, assessed or payable, together with any interest or penalty thereon with respect thereto.

               (b) In consideration of the execution and delivery of this Credit Agreement by the Lender, the Borrower hereby indemnifies, exonerates and holds the Lender and each of the other Indemnified Parties free and harmless from and against any and all actions, causes of action, suits, losses, costs (including, without limitation, reasonable attorneys' fees and disbursements and allocated costs of staff counsel), liabilities and damages, and expenses actually incurred in connection with this Credit Agreement and the other Loan Documents (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought) (collectively, the "Indemnified Liabilities"), including, without limitation, any Indemnified Liabilities incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any suits commenced by Borrower or Guarantor against the Lender or by Mutual Associates and/or Walnut Associates or any subsequent Owner or any other Person in connection with the agreements made hereunder and under the other Loan Documents, or the transactions contemplated hereunder and under the other Loan Documents and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (c)  The indemnities and agreements set forth in this Section
13.8 shall survive the termination of this Credit Agreement and the other Loan Documents and the repayment of the Obligations and shall, notwithstanding any other provision hereof, be full recourse, personal obligations of the Borrower.

          Section 13.9  LIMITED LIABILITY.

          Notwithstanding anything herein to the contrary, except as set forth in Section 13.5, 13.8 and this Section 13.9, the Borrower shall have no personal liability for the Obligations hereunder or under any other Loan Documents. Except as otherwise specifically provided for herein, no deficiency or other money judgement will be sought, obtained or enforced hereunder or under the other Loan Documents or other instrument securing the Obligations against the Borrower in any action to recover any sums not paid by the Borrower to the Lender or not recovered by the Lender from the proceeds of the sale of collateral.

          Nothing contained herein shall (i) release or impair the validity of the principal indebtedness, (ii) in any way affect or impair any Lien granted pursuant to the Security Instruments, or any other Loan Documents or (iii) in any way affect or impair the right of the Lender to foreclose the Security Instruments, or enforce any other Loan Documents pursuant to the terms thereof.

          Notwithstanding anything contained herein to the contrary, the Borrower shall be fully personally liable to the Lender for all of the Obligations if any Recourse Event shall occur.

          Section 13.10  INTENTIONALLY OMITTED.

          Section 13.11 NO RELIANCE. Borrower represents and acknowledges to the Lender that it has, independently of the Lender, and based on the Existing Debt Instruments and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to enter into the Borrower Assignment, this Agreement and to purchase the Existing Debt.

          Section 13.12 HEADINGS; TABLE OF CONTENTS. The Sections and other headings contained in this Credit Agreement and the Table of Contents which precedes this Credit Agreement are for reference purposes only and shall not control or affect the construction of this Credit Agreement or the interpretation hereof in any respect.

          Section 13.13 SEVERABILITY. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 13.14 LAW GOVERNING. THIS CREDIT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS CHOICE OF LAW IS MADE PURSUANT TO GENERAL OBLIGATIONS LAW SECTION 5-1401.

          Section 13.15 CONSENT TO JURISDICTION. The Borrower hereby irrevocably submits to the jurisdiction of any court of the State of New York or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document. The undersigned hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such federal court. The undersigned hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. To the extent permitted by law, the undersigned also irrevocably consents to the service of any and all process in any such action or proceeding arising out of or in connection with this Credit Agreement or any other Loan Document by the mailing (certified mail, return receipt requested and postage prepaid) of copies of such process to the undersigned at the address set forth in Section 13.2 hereof. The undersigned agrees that a final and non-appealable judgment (or a judgment whose time to appeal has expired) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is made pursuant to General Obligations Law Section 5-1402.

          Section 13.16 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF OR IN ANY WAY RELATED TO THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

          Section 13.17 JOINT AND SEVERAL LIABILITY. In the event that this Agreement is executed by more than one party as Borrower, the liability and Obligations of such parties under the Loan Documents are joint and several.

          Section 13.18 SECURITIZATION. The Note may, at the option of the Lender, at any time until the same shall be fully paid and satisfied, be split or divided into two or more notes. To that end, Borrower, upon written request of Lender, shall execute and deliver to Lender and/or its designee or designees substitute notes in such principal amounts, aggregating not more than unpaid principal amount of the Note and containing terms, provisions and clauses similar to those contained therein and such other documents and instruments as may be required by Lender. Borrower acknowledges that Lender may securitize the Note or any replacement notes, or otherwise sell, assign, transfer or convey, by pledge or otherwise, the Note or any replacement notes and all or any portion of its interest therein or in the Loan to third parties. In such event, in order to maximize the proceeds of such securitization or other sale, assignment, transfer or conveyance, Borrower shall fully cooperate with Lender.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Credit Agreement as of the date first above written.

                         RESOURCE COMMERCIAL MORTGAGES, INC.
                         a Delaware corporation


                         By:  /S/ Scott Schaeffer
                              ----------------------------
                              Name: Scott Schaeffer
                              Title: President


                         TUNLAW ASSOCIATES I, L.P.,
                         a Pennsylvania limited partnership

                         By:  RESOURCE PROPERTIES XXVIII,
                              General Partner


                         By:  /s/ Scott Schaeffer
                              ------------------------------
                              Name: Scott Schaeffer
                              Title: President


                         TUNLAW ASSOCIATES II, L.P.,
                         a Pennsylvania limited partnership

                         By:  RESOURCE PROPERTIES XXIX
                              General Partner


                         By:  /s/ Scott Schaeffer
                              ------------------------------
                              Name: Scott Schaeffer
                              Title: President


                         LEHMAN BROTHERS HOLDINGS INC., doing
                         business as Lehman Capital, a division
                         of Lehman Brothers Holdings Inc.


                         By:  /s/ Marguerite Brogan
                              ------------------------------
                              Marguerite Brogan
                              ------------------------------
                              Authorized Signatory


STATE OF Pennsylvania
         ------------    :
                         : ss.:
COUNTY OF Philadelphia
         ------------    :


          On this 19th day of December 1996, before me personally came
Scott Schaeffer, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that (s)he is the President of RESOURCE COMMERCIAL MORTGAGES, INC., the corporation described in and who executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.

          WITNESS MY HAND AND OFFICIAL SEAL.


                         Lisa D. Shermer
                         ______________________
                         Notary Public


STATE OF Pennsylvania
         ____________    :
                         : ss.:
COUNTY OF Philadelphia
          _____________  :


          On this 19th day of December 1996, before me personally came
Scott Schaeffer, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that (s)he is the President of the G.P. of TUNLAW ASSOCIATES I, L.P., the corporation described in and who executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.

          WITNESS MY HAND AND OFFICIAL SEAL.


                         Lisa D. Shermer
                         ______________________
                         Notary Public


STATE OF Pennsylvania
         __________      :
                         : ss.:
COUNTY OF Philadelphia
          _____________  :


          On this 19th day of December 1996, before me personally came
Scott Schaeffer, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that (s)he is the President of the G.P. of TUNLAW ASSOCIATES II, L.P., the corporation described in and who executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.

          WITNESS MY HAND AND OFFICIAL SEAL.


                           Lisa D. Shermer
                         ______________________
                           Notary Public

STATE OF NEW YORK        :
                         : ss.:
COUNTY OF NEW YORK       :


          On this 18th day of December 1996, before me personally came Marguerite M. Brogan, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that (s)he is an authorized signatory of Lehman Brothers Holdings Inc., the corporation described in and who executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.

          WITNESS MY HAND AND OFFICIAL SEAL.


                         Dora M. Enriquez
                         ______________________
                         Notary Public



                           Schedule I

                       Existing Mortgages
                       ------------------

                           Schedule II

                       Material Agreements
                       -------------------



                          Schedule III

                           Violations
                           ----------